UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

TIGERLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1532 SW Morrison Street
Portland, OR 97205

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code:  (503) 488-6988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On March 31, 2016, TigerLogic Corporation (the “Company”) completed the sale of substantially all of the assets associated with its Postano social media content curation and visualization business (the “Postano Assets”) to Sprinklr, Inc., a Delaware corporation (“Sprinklr”).  The sale of the Postano Assets was made pursuant to the Asset Purchase Agreement, dated February 17, 2016, by and between the Company and Sprinklr (the “Asset Purchase Agreement”).

Pursuant to the Asset Purchase Agreement, the Company sold the Postano Assets to Sprinklr for cash consideration in the amount of $2,400,000.  Sprinklr acquired all of the assets, properties and rights used by the Company in the Postano business, and assumed the Company’s post-closing obligations under certain vendor, customer and other commercial contracts related to the Postano business. Sprinklr also assumed the remaining term of the lease under which the Company occupied its Portland, Oregon, headquarters.  The Company’s cash and cash equivalents, the assets associated with its Omnis rapid application development software platform business, and the assets associated with its corporate and administrative functions were excluded from the Asset Sale and have been retained by the Company.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 18, 2016, and is incorporated herein by reference.

A copy of the press release announcing the completion of the Asset Sale is filed as Exhibit 99.1 to this report.

Item 8.01	Other Events.

On or after the date hereof, the Company intends to file a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to effect a termination of the registration of its common stock under Section 12(g) of the Exchange Act and suspend its reporting obligations under Section 15(d) of the Exchange Act. Immediately after such filing, the Company will cease filing current and periodic reports with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  For a period of ninety (90) days after the filing of Form 15, the Company will remain subject to proxy rules and Section 16 reporting obligations.

The Company’s Board of Directors has approved this action as a cost reduction measure.  Suspending the Company’s SEC reporting obligations will allow it to reduce legal, accounting, and other expenses associated with reporting compliance moving forward.

Although the Company will no longer be filing current and periodic reports with the SEC after filing the Form 15, the Company may elect to continue to provide information concerning any material developments with respect to any significant transactions for disposing of the Company’s remaining assets and any other future events that could materially impact the timing or amount of distributions to be made to the Company’s stockholders, either by press release or other means.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following unaudited pro forma financial statements are furnished with this report by reference to the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on March 11, 2016:

•                  Consolidated balance sheet as of December 31, 2015 reflecting adjustments as if the asset sale had occurred on December 31, 2015.

•                  Unaudited pro forma consolidated statements of operations for the nine months ended December 31, 2015 and the year ended March 31, 2015 reflecting adjustments as if the asset sale had occurred on April 1, 2015 and 2014, respectively.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: April 1, 2016	By:	/s/ Roger Rowe
Roger Rowe
Acting Chief Executive Officer and Chief Financial Officer